Stewart Gregg, AVP & Senior Counsel
Allianz Life Insurance Company of North America
1750 Hennepin Avenue
Minneapolis, MN  55403-2195
(763) 765-2913

April 25, 2001

Board  of  Directors
Allianz  Life  Insurance  Company  of  North  America
1750  Hennepin  Avenue
Minneapolis,  MN  55403-2195

RE:   Opinion  and Consent of Counsel
      Allianz Life Variable Account B

Dear  Sir  or  Madam:

You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post-Effective Amendment No. 2 Registration Statement on Form N-4 for the Individual Flexible Payment Variable Annuity Contracts to be issued by Allianz Life Insurance Company of North America and its separate account, Allianz Life Variable Account B File No. 333-47886.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

I am  of  the  following  opinions:

     1. Allianz Life Variable Account B is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

I consent to the reference to me and to this opinion under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                              Sincerely,

                                 ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

                                 By: /s/ Stewart Gregg
                                  ------------------------
                                   Stewart Gregg